Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, Amendment No. 2 of our report dated July 15, 2022 relating to the financial statements of Lever Global Corporation as of May 31, 2022 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

September 06, 2022